UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 11, 2011

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On April 11, 2011, Premier issued a press release announcing it had consummated the merger of five of its subsidiary banks to form Premier Bank, Inc., an $820 million West Virginia chartered bank with 23 locations in West Virginia, Virginia, Washington, DC and Maryland.  Premier filed applications with state and federal banking regulatory authorities in September 2010 to merge two of its wholly owned West Virginia banks (First Central Bank and Traders Bank) and the two subsidiary banks obtained via the acquisition of Abigail Adams National Bancorp (Adams National Bank and Consolidated Bank & Trust) with and into Boone County Bank, also a West Virginia chartered bank.  In the first quarter of 2011, Premier received the required approvals from all federal and state banking regulatory authorities to go ahead with its plans and as of the close of business on Friday, April 8, 2011, the five banks have been merged to form Premier Bank, Inc. (“Premier Bank”). The bank will be organized into five divisions based upon the previous five individual banks, each with its own divisional president.  Pro forma capital ratios as of December 31, 2010 indicated a 9.87% leverage ratio and a 17.68% total risk based capital ratio.

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.01.    Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated April 11, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: April 15, 2011                                                 Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 11, 2011 captioned “Premier Financial Bancorp, Inc. Announces Formation of Premier Bank, Inc.”